Exhibits and Financial Statement Schedules
     (a) Exhibits. See Exhibit Index following the signature pages to this Registration Statement.
     (b) Financial Statement Schedules.
All other schedules, other than those listed above, are omitted because the information is not required or because the information is included in the Financial Statements or Notes to Financial Statements.

Ernst & Young LLP
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Des Moines, lowa 50309-2767
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Report of Independent Registered Public Accounting Firm on Schedules
The Board of Directors
Woodmen of the World Life Insurance Society and/or
Omaha Woodmen Life Insurance Society
We have audited the statutory-basis balance sheets of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2009 and 2008, and the related statutory-basis statements of operations, changes in surplus, and cash flow for each of the three years in the period ended December 31, 2009, and have issued our report thereon dated April 15, 2010 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/ Ernst & Young LLP
Des Moines, Iowa
April 15, 2010
A member firm of Ernst & Young Global Limited

Schedule I — Summary of Investments
Other Than Investments in Related Parties
As of December 31, 2009

			Amount at Which
		Estimated	Shown in the
		Market	Statement of
Type of Investment	Cost	Value	Financial Position
	(Dollars In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$51,279	$55,056	$51,279
States, municipalities, and political subdivisions	718,606	724,301	718,606
Foreign governments	211,728	221,115	211,728
All other corporate bonds	3,077,544	3,282,885	3,077,544
Mortgage-backed and other asset-backed securities	1,553,302	1,610,254	1,553,302

Total bonds	5,612,459	5,893,611	5,612,459

Equity securities:
Common stocks:
Banks, trust, and insurance companies	32,540	34,057	34,057
Industrial, miscellaneous, and all other	287,050	321,255	321,255
Mutual funds	14,816	8,497	8,497

Total equity securities	334,406	363,809	363,809

Mortgage loans	1,304,437		1,304,437
Real estate	88,426		88,426
Certificate loans	168,507		168,507
Other invested assets	253,665		253,665

Total investments	$7,761,900		$7,791,303

Schedule III — Supplementary Insurance Information
As of December 31, 2009, 2008, and 2007 and for Each of the Years Then Ended

		Contractholder
	Future Policy	and Other
	Benefits	Certificateholder
	and Claims	Funds
	(Dollars In Thousands)
2009
Life and health insurance	$6,675,541	$109,877

2008
Life and health insurance	$6,331,352	$124,208

2007
Life and health insurance	$6,143,311	$125,679

Schedule III — Supplementary Insurance Information (continued)
As of December 31, 2009, 2008, and 2007 and for Each of the Years Then Ended

			Benefits,
	Premiums	Net	Claims, and	Other
	and Other	Investment	Settlement	Operating
	Considerations	Income (1)	Expenses	Expenses (1)
	(Dollars In Thousands)
2009
Life and health insurance	$803,621	$403,273	$873,705	$200,653

2008
Life and health insurance	$828,354	$412,157	$877,252	$182,938

2007
Life and health insurance	$522,123	$423,816	$562,631	$193,308

(1)	Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

Schedule IV — Reinsurance
As of December 31, 2009, 2008, and 2007 and for Each of the Years Then Ended

		Ceded to
		Other	Net
	Gross Amount	Companies	Amount
	(Dollars In Thousands)
2009
Life insurance in force	$34,890,092	$4,803,278	$30,086,814

Premiums:
Life insurance	$800,871	$9,580	$791,291
Supplemental contracts involving life contingencies	3,322		3,322
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	10,766	1,758	9,008

Total	$814,959	$11,338	$803,621

2008
Life insurance in force	$34,712,381	$4,907,948	$29,804,433

Premiums:
Life insurance	$822,480	$9,611	$812,869
Supplemental contracts involving life contingencies	6,231	—	6,231
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	11,080	1,826	9,254

Total	$839,791	$11,437	$828,354

2007
Life insurance in force	$34,654,733	$4,885,733	$29,769,000

Premiums:
Life insurance	$517,306	$9,892	$507,414
Supplemental contracts involving life contingencies	5,301	—	5,301
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	11,159	1,751	9,408

Total	$533,766	$11,643	$522,123